Exhibit 99

SECTION 16 JOINT FILER INFORMATION

Name of "Reporting Persons":

Trinity Ventures VI, L.P.
Trinity VI Side-By-Side Fund, L.P.
Trinity TVL VI, LLC
Noel J. Fenton
Lawrence K. Orr
James G. Shennan, Jr.
Tod H. Francis
Augustus O. Tai
Fred Wang
TVL Management Corporation

Address:		c/o Trinity Ventures
			3000 Sand Hill Road, Building 4, Suite 160
			Menlo Park, CA 94025

Designated Filer:	Trinity Ventures VI, L.P.

Issuer and Ticker:	LoopNet, Inc. (LOOP)

Date of Event:	June 6, 2006



Each of the Reporting Persons may be deemed to share indirect beneficial ownership in the securities of LoopNet, Inc. ("LoopNet") held by Trinity Ventures VI, L.P. ("Trinity Ventures VI"), the beneficial owner of more than 10% of the common stock of LoopNet. Therefore, each of the Reporting Persons acknowledges himself to be a Joint Filer with Trinity Ventures VI on any Forms 3, 4 and 5 filed by Trinity Ventures VI with the Securities and Exchange Commission with respect to LoopNet, Inc. The Reporting Persons have the relationships described below:

Trinity TVL VI, LLC is the general partner and manager of Trinity Ventures VI and Trinity VI Side-By-Side Fund, L.P. ("Trinity VI Side-By-Side Fund") and has sole voting and investment control over the shares owned by Trinity Ventures VI and Trinity VI Side-By Side Fund. Each of Noel J. Fenton, Lawrence K. Orr, James
G. Shennan, Jr., Tod H. Francis, Augustus O. Tai, Fred Wang and TVL Management Corporation are managing members of Trinity TVL VI, LLC.

All Reporting Persons disclaim beneficial ownership of shares of LoopNet, Inc. stock held by Trinity VI Ventures and Trinity VI Side-By-Side Fund, L.P., except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Trinity Ventures VI as its designated filer of Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person hereby appoints Brent Stumme, Maria Valles and Darlene Rodriquez as its attorney in fact for the purpose of making reports relating to transaction in LoopNet, Inc. Common Stock.

TRINITY VENTURES VI, L.P.

By:     Trinity TVL VI, LLC,
	Its General Partner

By:	/s/ Kathleen A. Murphy
Kathleen A. Murphy, Member


TRINITY SIDE-BY-SIDE FUND, L.P.

By:     Trinity TVL VI, LLC,
	Its General Partner

By:	/s/ Kathleen A. Murphy
Kathleen A. Murphy, Member


TRINITY TVL VI, LLC


By:	/s/ Kathleen A. Murphy
Kathleen A. Murphy, Member



/s/ Noel J. Fenton
Noel J. Fenton


/s/ Lawrence K. Orr
Lawrence K. Orr


/s/ James G. Shennan, Jr.
James G. Shennan, Jr.


/s/ Tod H. Francis
Tod H. Francis


/s/ Augustus O. Tai
Augustus O. Tai


/s/ Fred Wang
Fred Wang


TVL MANAGEMENT CORPORATION

By:  	/s/ Kathleen A. Murphy

Name: Kathleen A. Murphy

Title: CFO